                                                                     EXHIBIT 3.1

                              CERTIFICATE OF TRUST
                                       OF
                          HANOVER EQUIPMENT TRUST 2001A

THIS CERTIFICATE OF TRUST OF HANOVER EQUIPMENT TRUST 2001A (the "Trust") is
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being duly executed and filed by the undersigned on behalf of the Trust to create a business trust under the Delaware Business Trust Act (12 Del. Code,
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(S)3801 et seq.) (the "Act").
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          1. Name. The name of the business trust being formed hereby is HANOVER
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             EQUIPMENT TRUST 2001A.

          2. Trustee. The name and business address of the trustee of the Trust
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             with its principal place of business in the State of Delaware is as follows:

                            Wilmington Trust Company
                            Rodney Square North
                            1100 North Market Street
                            Wilmington, Delaware 19890-0001
                            ATTN: Corporate Trust Administration

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                      WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely as trustee of the Trust

                                      By:_______________________________________
                                      Name:
                                      Title: